                           FIRST AMENDMENT TO
                          AMENDED AND RESTATED
                       LOAN AND SECURITY AGREEMENT


    This First Amendment to Amended and Restated Loan and Security Agreement, is entered into as of April 7, 1999, (the "Amendment"), by and between Venture Banking Group, (f/k/a Venture Lending), a division of Cupertino National Bank ("Bank") and Viant Corporation (f/k/a Silicon Valley Internet Partners) ("Borrower"). Capitalized terms used herein without definition shall have the same meanings as is given to them in the Agreement (defined below).

                                    RECITALS

    A. The Borrower and the Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 25, 1998, (as amended or modified from time to time, the "Agreement") pursuant to which the Bank has agreed to extend and make available to the Borrower certain advances of money.

    B. The Revolving Facility Maturity Date having passed and Borrower has informed Bank of a breach of Section 6.10, entitled Maximum Quarterly Losses for the fiscal quarter ending December 31, 1998. Borrower desires that the Bank amend the Agreement upon the terms and conditions more fully set forth herein.

    C. Subject to the representations and warranties of the Borrower herein and upon the terms and conditions set forth in this Amendment, the Bank is willing to amend the Agreement.


                                    AGREEMENT


    NOW, THEREFORE, In consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

    SECTION 1. THE BORROWER'S REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that:

         (a) the execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Amended and Restated Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect; and

         (b) immediately before and immediately after giving effect to this Amendment, no event shall have occurred and be continuing which constitutes an Event of Default that has not be disclosed to Bank.

    SECTION 2. AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT.

         2.1 Section 1, entitled Definitions and Construction, is hereby amended by deleting "Revolving Facility Maturity Date" and replacing it with the following:

         "Revolving Facility Maturity Date" means July 3, 1999.

         2.2 Bank hereby waives Borrower's breach of Section 6.10, entitled Maximum Quarterly Losses of the Agreement, for the fiscal quarter ending December 31, 1998. Any further breach of this covenant is not waived.


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

         2.3 Section 6.9, entitled Debt-Net Worth Ratio, is hereby amended to read as follows:

         6.9 Debt-Net Worth Ratio. Borrower shall maintain, as of the last day of each fiscal month, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.25 to 1.0.

         2.4 Section 6.10, entitled Maximum Quarterly Losses, is hereby amended to read as follows:

         6.10 Maximum Quarterly Losses. Borrower may suffer a loss not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) for the fiscal quarters ending March 31, 1999 and June 30, 1999.

    Except as waived hereby, the Agreement, as the same may have previously been waived, shall remain unaltered and in full force and effect. This Amendment shall not be a waiver of any existing default or breach of a covenant unless specified herein.

    Section 3. LIMITATION, The amendments and waivers set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which the Bank may now have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Agreement shall continue in full force and effect.

    SECTION 4. EFFECTIVENESS.  This Amendment shall become effective upon:

         (1)   The execution and delivery of a copy hereof by Borrower to the
Bank:

         (2) The execution and delivery of a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

         (3) Borrower shall pay to Bank an amendment fee in an amount equal to Three Thousand One Hundred Twenty Five Dollars ($3,125) payable upon the date hereof, plus all Bank Expenses incurred in connection with this Amendment;

         (4)   Receipt by Bank of a completed Year 2000 Survey; and

         (5) Bank shall have received, in form and substance satisfactory to Bank, such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

    SECTION 5. RELEASE AND WAIVER. BORROWER HEREBY REPRESENTS AND WARRANTS TO THE BANK THAT IT HAS NO KNOWLEDGE OF ANY FACTS THAT WOULD SUPPORT A CLAIM, COUNTERCLAIM, DEFENSE OR RIGHT OF SET-OFF, AND HEREBY RELEASES BANK FROM ALL LIABILITY ARISING UNDER OR WITH RESPECT TO AND WAIVES ANY AND ALL CLAIMS, COUNTERCLAIMS, DEFENSES AND RIGHTS OF SET-OFF, AT LAW OR IN EQUITY, THAT BORROWER MAY HAVE AGAINST BANK EXISTING AS OF THE DATE OF THIS AMENDMENT ARISING UNDER OR RELATED TO THIS AMENDMENT, THE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO THE LOANS CONTEMPLATED HEREBY OR THEREBY OR TO ANY ACT OR OMISSION TO ACT BY THE BANK WITH RESPECT HERETO OR THERETO.

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

    SECTION 6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER                               VIANT CORPORATION

                                       By:     [cad 157]ILLEGIBLE[cad 179]
                                            -----------------------------------

                                       Title   [cad 157]ILLEGIBLE[cad 179]
                                            -----------------------------------


BANK                                   VENTURE BANKING GROUP, a division of
                                       Cupertino National Bank

                                       By:     [cad 157]ILLEGIBLE[cad 179]
                                            -----------------------------------

                                       Title   [cad 157]ILLEGIBLE[cad 179]
                                            -----------------------------------


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